For Immediate Release	Contact: John A. Stiles John A. Stiles & Assoc. LLC 314-994-0560

AuthentiDate Holding Corp. Announces
Third Quarter and Nine Month Results

Schenectady, NY–May 16, 2005–AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that revenue for the quarter and nine months ended March 31, 2005 was $4,359,981 and $12,784,106, respectively. This compares with $6,790,398 and $14,090,689 for the same periods last year. The Company experienced significant sales increases in its Security Software Solutions Segment (formerly known as the AuthentiDate Segment, including the operations of AuthentiDate, Inc., Trac Medical Solutions, Inc., and AuthentiDate International AG), and its Document Management Solutions Segment (formerly known as DocStar). However, there was a reduction in low margin hardware sales of $3.2 million in its Systems Integration Segment (formerly known as DJS) as a consequence of management’s efforts to shift the business mix towards higher margin services. As a result of this shift, and a reduction in operating expenses, there was only a $67,000 decrease in segment profit for this segment in the quarter ended March 31, 2005, compared to the same quarter last year.

Revenue in its Security Software Solutions Segment increased 117% from $416,101 to $904,581 for the three month period and 158% from $1,011,696 to $2,606,693 for the nine month period. Deferred revenue increased to approximately $2.7 million from approximately $1.9 million at June 30, 2004, because of increasing orders in the Security Software Solutions Segment.

Revenue from the Document Management Solutions Segment increased from $1,397,981 to $1,650,230 for the three month periods ended March 31, 2004 and 2005 respectively, an increase of 18%. For the nine month periods, the Document Management Solutions Segment revenue increased 13%, or $548,000.

Compared to the prior year, revenue in the Systems Integration Segment declined by approximately $3.2 million and $3.4 million for the quarter and nine months respectively. This sales decrease was primarily a result of management’s efforts to place less emphasis on resale of low-margin hardware, and greater focus on higher margin professional services.

The net loss for the third quarter ended March 31, 2005 was $2,960,055, or $0.09 per share, compared to a net loss of $2,565,345, or $0.09 per share, for the same quarter a year ago. The Company reported a net loss of $10,786,260, or $0.32 per share, and $12,089,053, or $0.49 per share, for the respective nine-month periods ended March 31, 2005 and 2004.

Selling, General and Administrative costs increased during the quarter and nine months ended March 31, 2005 compared to the prior year. The Company attributed this increase to costs and staffing associated with the build out of its Security Software Solutions Segment.

On a non-GAAP basis, the Company reported a net loss of $8,898,246, or $.26 per share, for the nine months ended March 31, 2005. The Company said that the difference between the non-GAAP net loss and the GAAP net loss was attributable to costs associated with non-recurring expense items, including severance and non-cash consulting expenses.

“The revenue traction we are experiencing in our Security Software Solutions Segment, along with the signing of the Liberty Healthcare Group contract in the fourth quarter, demonstrates the effectiveness of the new management team in executing our strategy of a solutions-based approach to the market,” stated Suren Pai, AuthentiDate’s CEO. “We will continue to make necessary investments in our people, technology and infrastructure as we proceed to restructure the Company towards profitable growth.”

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The following tables are the Statements of Operations and Balance Sheets for AuthentiDate Holding Corp

	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004

Segment Sales
Security Software Solutions	904,581	416,101	2,606,693	1,011,696
Document Management Solutions	1,650,230	1,397,981	4,859,695	4,311,759
Systems Integration	1,805,170	4,976,316	5,317,718	8,767,234

Net sales	$4,359,981	$6,790,398	$12,784,106	$14,090,689
Cost of sales	2,300,894	5,095,363	6,753,808	9,543,119

Gross profit	2,059,087	1,695,035	6,030,298	4,547,570

Selling, general and administrative expenses	4,633,871	3,783,166	15,805,309	9,727,163

Product development expenses	855,049	679,027	2,156,396	1,759,054

Loss from operations	(3,429,833)	(2,767,158)	(11,931,407)	(6,938,647)

Other income (expense)
Interest and other income	477,104	244,358	1,166,836	1,056,395
Interest expense	(4,326)	(42,134)	(13,139)	(6,224,294)

Loss before income taxes	(2,957,055)	(2,564,934)	(10,777,710)	(12,106,546)

Income tax (expense)/benefit	(3,000)	(411)	(8,550)	17,493

Net loss	$(2,960,055)	$(2,565,345)	$(10,786,260)	$(12,089,053)

Weighted Average Shares Outstanding:	34,082,353	30,283,325	33,827,337	25,051,355

Per share amounts:
Basic and diluted loss per common share	$(.09)	$(.09)	$(.32)	$(.49)

Part I Financial Information
Authentidate Holding Corporation and Subsidiaries
Consolidated Balance Sheets
(unaudited except for the June 30, 2004 balance sheet)

	March 31, 2005	June 30, 2004
Assets
Current assets
Cash and cash equivalents	$27,800,076	$42,689,823
Restricted cash	141,307	365,116
Marketable Securities	37,750,000	31,300,000
Accounts receivable, net of allowance for doubtful accounts of $424,961 and $420,916 at March 31, 2005 and June 30, 2004, respectively	3,348,890	3,039,044
Inventories	324,521	125,206
Prepaid expenses and other current assets	563,632	474,309

Total current assets	69,928,426	77,993,498
Property and equipment, net	3,733,802	3,396,454
Other assets
Software development costs, net	637,237	497,977
Goodwill	11,616,736	11,616,736
Other intangible assets	959,489	727,763
Investment in affiliates	750,000	—
Other assets	4,449	4,448

Total assets	$87,630,139	$94,236,876

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$1,081,730	$859,360
Accrued expenses and other current liabilities	2,263,013	1,838,860
Deferred revenue	2,220,505	1,881,277
Current portion of obligations under capital leases	34,072	69,968
Current portion of long-term debt	78,000	208,239
Line of credit	420,696	571,622
Income taxes payable	13,777	6,130

Total current liabilities	6,111,793	5,435,456
Long-term deferred revenue	478,125	—
Long-term debt, net of current portion	—	48,000
Obligations under capital leases, net of current portion	9,926	35,421
Other long term liabilities	343,871	—

Total liabilities	6,943,715	5,518,877

Commitments and contingencies

Shareholders’ equity
Preferred stock $.10 par value, 5,000,000 shares authorized:
Series B – 28,000 shares issued and outstanding at March 31, 2005 and June 30, 2004	2,800	2,800
Common stock, $.001 par value;
75,000,000 shares authorized, 34,378,483 and 32,951,656 issued and outstanding at March 31, 2005 and June 30, 2004, respectively	34,378	32,952

Additional paid-in capital	160,437,793	157,602,589
Accumulated deficit	(79,685,288)	(68,846,528)
Currency translation adjustment	(103,259)	(73,814)

Total shareholders’ equity	80,686,424	88,717,999

Total liabilities and shareholders’ equity	$87,630,139	$94,236,876

In analyzing its financial results the Company has used non-GAAP pro forma financial measures because it believes that they provide meaningful information regarding the Company's operational performance that excludes certain unusual and non-recurring expenses, as described in the footnotes to the following reconciliation. They also facilitate management's internal comparisons to historical operating results. Wherever non-GAAP disclosures are included in this press release the Company has provided a reconciliation of non-GAAP operating results to GAAP operating results. The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies and therefore the non-GAAP results should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP. The footnotes to the non-GAAP reconciliation should be read in conjunction with the reconciliation below.

Reconciliation of GAAP Statement of Operations to non-GAAP Proforma Statement of Operations
For the Nine Months Ended March 31, 2005

	For the 9 months ended March 31, 2005
	GAAP (1)	DIFFERENCE		NON-GAAP(2)

Revenues:	$12,784,106			$12,784,106

Costs & expenses:
Cost of sales	6,753,808			6,753,808
S,G&A expenses	15,805,309	(1,221,114)	(3)	13,917,295
		(666,900)	(4)
Product development exp.	2,156,396			2,156,396

Total costs & expenses	24,715,513	(1,888,014)		22,827,499

Operating Loss	(11,931,407)	1,888,014		(10,043,393)

Other income (expense)
Interest and other income	1,166,836			1,166,836
Interest expense	(13,139)			(13,139)

Loss before income taxes	(10,777,710)	1,888,014		(8,889,696)

Income tax (expense)/benefit	(8,550)			(8,550)

Net loss	$(10,786,260)	$1,888,014		$(8,898,246)

Per share amounts:
Basic and diluted loss per
common share	$(.32)			(0.26)

(1) Reflects operating results in accordance with US GAAP.
(2) Non-GAAP amounts exclude a warrant charge for a one-time consulting arrangement and one-time severance accruals
(3) Represents the exclusion of a one-time severance accrual related to executive officer restructuring.
(4) Represents the exclusion of a non-cash equity based expense relating to a consultant fee.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including AuthentiDate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS). The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. AuthentiDate’s offerings include the United States Postal Service Electronic Postmark Service (USPS EPM®), electronic signing solutions, and electronic forms processing solutions. AuthentiDate also provides secure document management solutions, and enterprise network security products and services.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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